Exhibit 4.2

THIS CONVERTIBLE NOTE IS ISSUED WITH ORIGINAL ISSUE DISCOUNT. THE ISSUE PRICE IS $950 PER $1,000 PRINCIPAL AMOUNT AT MATURITY. THE ORIGINAL ISSUE DISCOUNT IS $50 PER $1,000 PRINCIPAL AMOUNT AT MATURITY. THE ISSUE DATE IS DECEMBER 20, 2006. THE YIELD TO MATURITY IS 5.121% PER ANNUM, COMPOUNDED SEMI-ANNUALLY.

THIS CONVERTIBLE NOTE IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF THE DEPOSITARY OR A NOMINEE OF THE DEPOSITARY, WHICH MAY BE TREATED BY THE COMPANY, THE TRUSTEE AND ANY AGENT THEREOF AS OWNER AND HOLDER OF THIS CONVERTIBLE NOTE FOR ALL PURPOSES.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY THE AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR REGISTERED CONVERTIBLE NOTES IN DEFINITIVE REGISTERED FORM IN THE LIMITED CIRCUMSTANCES REFERRED TO IN THE INDENTURE, THIS GLOBAL SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY.

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”). THE HOLDER HEREOF, BY PURCHASING THIS SECURITY, AGREES FOR THE BENEFIT OF THE COMPANY THAT THIS SECURITY MAY NOT BE RESOLD, PLEDGED OR OTHERWISE TRANSFERRED (X) PRIOR TO THE SECOND ANNIVERSARY OF THE ISSUE HEREOF (OR ANY PREDECESSOR SECURITY HERETO) OR (Y) BY ANY HOLDER THAT WAS AN “AFFILIATE” (WITHIN THE MEANING OF RULE 144 UNDER THE SECURITIES ACT) OF THE COMPANY AT ANY TIME DURING THE THREE MONTHS PRECEDING THE DATE OF SUCH TRANSFER, IN EITHER CASE OTHER THAN (1) TO THE COMPANY, (2) SO LONG AS THIS SECURITY IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER

THE SECURITIES ACT (“RULE 144A”), IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A, PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE RESALE, PLEDGE OR OTHER TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (3) IN AN OFFSHORE TRANSACTION (AS DEFINED IN REGULATION S UNDER THE SECURITIES ACT) IN ACCORDANCE WITH REGULATION S UNDER THE SECURITIES ACT, (4) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 (IF APPLICABLE) UNDER THE SECURITIES ACT OR (5) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, IN EACH CASE IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES. THE HOLDER HEREOF, BY PURCHASING THIS SECURITY, REPRESENTS AND AGREES FOR THE BENEFIT OF THE COMPANY THAT IT IS (1) A QUALIFIED INSTITUTIONAL BUYER OR (2) NOT A U.S. PERSON AND IS OUTSIDE THE UNITED STATES WITHIN THE MEANING OF (OR AN ACCOUNT SATISFYING THE REQUIREMENTS OF PARAGRAPH (k) (2) OF RULE 902 UNDER) REGULATION S UNDER THE SECURITIES ACT. IN ANY CASE THE HOLDER HEREOF WILL NOT, DIRECTLY OR INDIRECTLY, ENGAGE IN ANY HEDGING TRANSACTION WITH REGARD TO THIS SECURITY OR ANY COMMON STOCK ISSUABLE UPON CONVERSION OF THIS SECURITY EXCEPT AS PERMITTED BY THE SECURITIES ACT.

No. R-1
$122,500,000	CUSIP 225302 AH 1

CREDENCE SYSTEMS CORPORATION

3.5% CONVERTIBLE SENIOR SUBORDINATED NOTE DUE 2010

Credence Systems Corporation, a Delaware corporation, promises to pay to Cede & Co., or registered assigns, the principal sum of One Hundred Twenty-Two Million Five Hundred Thousand ($122,500,000) (which principal amount may from time to time be increased or decreased to such other principal amount by adjustments made on the records of the Trustee in accordance with the Indenture) on May 15, 2010.

Interest Payment Dates:	May 15 and November 15, commencing May 15, 2007

Regular Record Dates:	May 1 and November 1

[SIGNATURE PAGE FOLLOWS]

CREDENCE SYSTEMS CORPORATION

By
Name:
Title:

Certificate of Authentication

This is one of the Convertible Notes described in the within mentioned Indenture.

THE BANK OF NEW YORK TRUST COMPANY, N.A., as Trustee

By
Authorized Signatory

Dated:

[BACK OF CONVERTIBLE NOTE]

CREDENCE SYSTEMS CORPORATION

3.5% CONVERTIBLE SENIOR SUBORDINATED NOTE DUE 2010

1.	INTEREST. Credence Systems Corporation, a Delaware corporation (the “Company”), promises to pay interest on the principal amount of this Convertible Note at the rate per annum shown above. The Company will pay interest semi-annually in arrears on May 15 and November 15 of each year, beginning May 15, 2007. Interest on the Convertible Notes will accrue from the most recent interest payment date to which interest has been paid or, if no interest has been paid, from December 20, 2006. Interest (and Liquidated Damages, if any) will be computed on the basis of a 360-day year composed of twelve 30-day months.

2.	METHOD OF PAYMENT. The Company will pay interest (and Liquidated Damages, if any) on the Convertible Notes (except defaulted interest) to the person in whose name each Convertible Note is registered at the close of business on the May 1 or November 1 immediately preceding the relevant interest payment date (each a “Regular Record Date”) (other than with respect to a Convertible Note repurchased in connection with a Designated Event on a repurchase date, during the period from the close of business on a Regular Record Date to (but excluding) the next succeeding interest payment date, in which case accrued interest (and Liquidated Damages, if any) shall be payable (unless such Convertible Note or portion thereof is converted) to the holder of the Convertible Note or portion thereof repurchased in accordance with the applicable repurchase provisions of the Indenture). The holder must surrender Convertible Notes to a Paying Agent to collect principal payments. The Company will pay the principal of, and interest and Liquidated Damages, if any, on the Convertible Notes at the office or agency of the Company maintained for such purpose, in money of the United States that at the time of payment is legal tender for payment of public and private debts. Until otherwise designated by the Company, the Company’s office or agency maintained for such purpose will be the principal Corporate Trust Office of the Trustee (as defined below). However, the Company may pay principal, and interest and Liquidated Damages, if any, by check payable in such money, and may mail such check to the holders of the Convertible Notes their respective addresses as set forth in the Register of holders of Convertible Notes.

3.	PAYING AGENT AND REGISTRAR. The Bank of New York Trust Company, N.A. (together with any successor Trustee under the Indenture referred to below, the “Trustee”), will act as Paying Agent and Registrar. The Company may change the Paying Agent, Registrar or co-registrar without prior notice. Subject to certain limitations in the Indenture, the Company or any of its subsidiaries may act in any such capacity.

4.	INDENTURE. The Company issued the Convertible Notes under an Indenture dated as of December 20, 2006 (the “Indenture”) between the Company and the Trustee. The terms of the Convertible Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (the “TIA”) as in effect on the date of the Indenture. The Convertible Notes are subject to, and qualified by, all such terms, certain of which are summarized hereon, and holders are referred to the Indenture and the TIA for a statement of such terms. The Convertible Notes are unsecured subordinated obligations of the Company. The aggregate principal amount of Initial Convertible Notes outstanding at any time may not exceed $122,500,000 in aggregate principal amount, except as provided in Section 2.07 of the Indenture. The Indenture pursuant to which this Convertible Note is issued provides that Additional Convertible Notes may be issued thereunder, if certain conditions are met. Capitalized terms not defined below have the same meaning as is given to them in the Indenture.

5.	NO OPTIONAL REDEMPTION. The Company shall have no right to redeem the Convertible Notes.

6.	DESIGNATED EVENT. Upon the occurrence of a Designated Event, the Company shall make a Designated Event Offer to repurchase all outstanding Convertible Notes at a price equal to 100% of the aggregate principal amount of the Convertible Notes, plus accrued and unpaid interest (and Liquidated Damages, if any) to, but excluding, the date of repurchase, such offer to be made as provided in the Indenture. To accept the Designated Event Offer, the holder hereof must comply with the terms thereof, including surrendering this Convertible Note, with the “Option of Holder to Elect Repurchase” portion hereof completed, to the Company, a depositary, if appointed by the Company, or a Paying Agent, at the address specified in the notice of the Designated Event Offer mailed to holders as provided in the Indenture, prior to the Designated Event Offer Termination Date.

7.	SUBORDINATION. The Company’s payment of the principal of, and interest and Liquidated Damages, if any, on the Convertible Notes is subordinated to the prior payment in full of the Company’s Senior Debt as set forth in the Indenture. Each holder of Convertible Notes by his or her acceptance hereof covenants and agrees that all payments of the principal of, and interest and Liquidated Damages, if any, on the Convertible Notes by the Company shall be subordinated in accordance with the provisions of Article XI of the Indenture, and each holder of Convertible Notes accepts and agrees to be bound by such provisions.

8.	DENOMINATIONS, TRANSFER, EXCHANGE. The Convertible Notes are in registered form without coupons in denominations of $1,000 and integral multiples of $1,000. The transfer of Convertible Notes may be registered and Convertible Notes may be exchanged as provided in the Indenture. As a condition of transfer, the Registrar and the Trustee may require a holder, among other things, to furnish appropriate endorsements and transfer documents, and the Company and the Registrar may require a holder to pay any taxes and fees required by law or permitted by the Indenture. The Company or the Registrar need not exchange or register the transfer of any Convertible Note or portion of a Convertible Note submitted for repurchase or surrendered for conversion.

9.	PERSONS DEEMED OWNERS. The registered holder of a Convertible Note shall be treated as its owner for all purposes.

10.	AMENDMENTS AND WAIVERS. Subject to certain exceptions, the Indenture or the Convertible Notes may be amended or supplemented with the consent of the holders of at least a majority in principal amount of the then outstanding Convertible Notes, and any existing default may be waived with the consent of the holders of a majority in principal amount of the then outstanding Convertible Notes.

Without the consent of any holder, the Indenture or the Convertible Notes may be amended to: (a) cure any ambiguity or correct or supplement any defective or inconsistent provision contained in the Indenture, or make any other changes in the provisions of the Indenture which the Company and the Trustee may deem necessary or desirable provided such amendment does not materially and adversely affect the legal rights under the Indenture of the holders of Convertible Notes; (b) provide for uncertificated Convertible Notes in addition to or in place of certificated Convertible Notes; (c) evidence the succession of another person to the Company and provide for the assumption by such successor of the covenants and obligations of the Company thereunder and in the Convertible Notes as permitted by Section 5.01 of the Indenture; (d) provide for conversion rights or repurchase rights of holders of Convertible Notes in the event of consolidation, merger, share exchange or sale of all or substantially all of the assets of the Company as required to comply with Sections 5.01 or 12.06 of the Indenture; (e) reduce the Conversion Price; (f) evidence and provide for the acceptance of the appointment under the Indenture of a successor Trustee; (g) make any change that would provide any additional rights or benefits to the holders of Convertible Notes or that does not adversely affect the legal rights under the Indenture of any such holder; or (h) comply with the requirements of the Commission in order to effect or maintain the qualification of the Indenture under the TIA.

Without the consent of each holder affected, an amendment or waiver may not (with respect to any Convertible Notes held by a nonconsenting holder): (a) reduce the principal amount of Convertible Notes whose holders must consent to an amendment, supplement or waiver; (b) reduce the principal of, or change the fixed maturity of any Convertible Note or alter the provisions with respect to the mandatory repurchase of the Convertible Notes; (c) reduce the rate of or change the time for payment of interest, including defaulted interest, or Liquidated Damages, if any, on any Convertible Notes; (d) change the make-whole premium payable pursuant to Section 12.01(h); (e) waive a Default or Event of Default in the payment of principal of or interest or Liquidated Damages, if any, on the Convertible Notes (except a rescission of acceleration of the Convertible Notes by the holders of at least a majority in aggregate principal amount of the Convertible Notes and a waiver of the payment default that resulted from such acceleration); (f) make the principal of, or interest or Liquidated Damages, if any, on, any Convertible Note payable in money other than as provided for in the Indenture and in the Convertible Notes; (g) make any change in the provisions of the Indenture relating to waivers of past Defaults or the rights of holders of Convertible Notes to receive payments of principal of, or interest or Liquidated Damages, if any, on the Convertible Notes; (h) waive a mandatory repurchase payment with respect to any Convertible Note; (i) except as permitted by the Indenture (including Section 9.01(a)), increase the Conversion Price or modify the provisions of the Indenture relating to conversion of the Convertible Notes in a manner adverse to the holders thereof or (j) make any change to the ability of holder of Convertible Notes to enforce their rights under the Indenture. In addition, any amendment to the provisions of Article XI of the Indenture (which relate to subordination) will require (1) the consent of the holders of at least 75% in aggregate principal amount of the Convertible Notes then outstanding if such amendment would adversely affect the rights of holders of Convertible Notes and (2) the consent of each holder of Senior Debt if such amendment would diminish the rights of such holder of senior debt.

11.	DEFAULTS AND REMEDIES. An Event of Default is: (a) default in payment of the principal of, the Convertible Notes, when due at maturity, upon repurchase, upon acceleration or otherwise, whether or not such payment is prohibited by the subordination provisions of the Indenture; (b) default for 30 days or more in payment of any installment of interest or Liquidated Damages on the Convertible Notes, whether or not such payment is prohibited by the subordination provisions of the Indenture; (c) default in the payment of the Designated Event Payment in respect of the Convertible Notes on the date therefor, whether or not such payment is prohibited by the subordination provisions of the Indenture; (d) the Company fails to deliver all cash and any shares of Common stock when such cash and Common stock, if any, are required to be delivered upon conversion of a Convertible Note, or; (e) failure to provide timely notice of a Designated Event; (f) default by the Company (other than a default set forth in clauses (a), (b), (c), (d) or (e) above) for 30 days or more after notice in the observance or performance of any other covenants in the Indenture; (g) default under any credit agreement, mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company or any of its subsidiaries (or the payment of which is guaranteed or secured by the Company or any of its subsidiaries), whether such Indebtedness or guarantee exists on the date of the Indenture or is created thereafter, which default (i) is caused by a failure to pay when due any principal of such Indebtedness within the grace period provided for in such Indebtedness (which failure continues beyond any applicable grace period) (a “Payment Default”) or (ii) results in the acceleration of such Indebtedness prior to its express maturity (without such acceleration being rescinded or annulled) and, in each case, the principal amount of such Indebtedness, together with the principal amount of any other such Indebtedness under which there is a Payment Default or the maturity of which has been so accelerated, aggregates $10,000,000 or more and such Payment Default is not cured or such acceleration is not annulled within 30 days after notice; or (h) failure by the Company or any Material Subsidiary of the Company to pay final, nonappealable judgments (other than any judgment as to which a reputable insurance company has accepted full liability) aggregating in excess of $10,000,000, which judgments are not stayed, bonded or discharged within 60 days after their entry; or (i) certain events involving bankruptcy, insolvency or reorganization of the Company or any Material Subsidiary. If an Event of Default occurs and is continuing, the Trustee or the holders of at least 25% in principal amount of the then outstanding Convertible Notes may declare the unpaid principal of, and accrued and unpaid interest and Liquidated Damages, if any, on all Convertible Notes then outstanding to be due and payable immediately, except that in the case of an Event of Default arising from certain events of bankruptcy, insolvency, or reorganization with respect to the Company, all outstanding Convertible Notes become due and payable without further action or notice. Holders of Convertible Notes may not enforce the Indenture or the Convertible Notes except as provided in the Indenture. The Trustee may require an indemnity satisfactory to it before it enforces the Indenture or the Convertible Notes. Subject to certain limitations, holders of a majority in principal amount of the then outstanding Convertible Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from holders notice of any continuing default (except a default in payment of principal, or interest or Liquidated Damages, if applicable) if it determines that withholding notice is in their interests. The Company must furnish annual compliance certificates to the Trustee.

12.	TRUSTEE DEALINGS WITH THE COMPANY. The Trustee or any of its Affiliates, in their individual or any other capacities, may make or continue loans to or guaranteed by, accept deposits from and perform services for the Company or its Affiliates and may otherwise deal with the Company or its Affiliates as if it were not Trustee.

13.	NO RECOURSE AGAINST OTHERS. No director, officer, employee, shareholder or Affiliate, as such, of the Company shall have any liability for any obligations of the Company under the Convertible Notes or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. Each holder by accepting a Convertible Note waives and releases all such liability. The waiver and release are part of the consideration for the Convertible Notes.

14.	AUTHENTICATION. This Convertible Note shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

15.	ABBREVIATIONS. Customary abbreviations may be used in the name of a holder or an assignee, such as: TEN CO = tenants in common, TEN ENT = tenants by the entireties, JT TEN = joint tenants with right of survivorship and not as tenants in common, CUST = Custodian and U/G/M/A = Uniform Gifts to Minors Act.

16.	CONVERSION. Subject to the obligation and the right of the Company to pay some or all of the conversion consideration in cash in accordance with Section 12.12, and upon compliance with the provisions of the Indenture, including, without limitation, the provisions of Section 12.01(a) of the Indenture, and upon the occurrence of the events specified in the Indenture, the registered holder of this Convertible Note has the right at any time on or before the close of business on the last Trading Day prior to the Maturity Date (or in case this Convertible Note or any portion hereof is subject to a duly completed election for repurchase, on or before the close of business on the Designated Event Offer Termination Date (unless the Company defaults in payment due upon repurchase or such holder elects to withdraw the submission of such election to repurchase ) to convert the principal amount hereof, or any portion of such principal amount which is $1,000 or an integral multiple thereof. The initial Conversion Price of the Convertible Notes shall be equal to $8.25 per share, as adjusted from time to time as provided in the Indenture (the “Conversion Price”). The conversion shall be effected upon surrender of this Convertible Note to the Company at the office or agency maintained for such purpose (and at such other offices or agencies designated for such purpose by the Company), accompanied by written notice of conversion duly executed (and if the shares of Common Stock to be issued on conversion are to be issued in any name other than that of the registered holder of this Convertible Note by instruments of transfer, in form satisfactory to the Company, duly executed by the registered holder or its duly authorized attorney) and, in case such surrender shall be made during the period from the close of business on the Regular Record Date immediately preceding any Interest Payment Date through the close of business on the last Trading Day immediately preceding such Interest Payment Date, also accompanied by payment, in funds acceptable to the Company, of an amount equal to the interest otherwise payable on such Interest Payment Date on the principal amount of this Convertible Note then being converted, unless such Convertible Notes have been surrendered in conversion following the regular record date immediately preceding the Maturity Date, provided, however, that any such payment may be reduced by the amount of any existing payment default with respect to this Convertible Note. Subject to the aforesaid requirement for a payment in the event of conversion after the close of business on a Regular Record Date immediately preceding an Interest Payment Date, no adjustment shall be made on conversion for interest or Liquidated Damages accrued hereon or for dividends on Common Stock delivered on conversion. The right to convert this Convertible Note is subject to the provisions of the Indenture relating to conversion rights in the case of certain consolidations, mergers, share exchanges or sales or transfers of substantially all the Company’s assets.

In lieu of receiving shares of Common Stock, a holder will receive, for each $1,000 principal amount of Convertible Notes surrendered for conversion:

•	cash in an amount equal to the lesser of (1) $1,000 and (2) the Conversion Value; and

•	if the Conversion Value is greater than $1,000, a number of shares of Common Stock equal to the sum of the Daily Share Amounts, for each of the twenty consecutive Trading Days in the Conversion Reference Period, appropriately adjusted to reflect stock splits, stock dividends, combinations or similar events occurring during the Conversion Reference Period.

The Conversion Rate on any Convertible Notes surrendered in connection with a Designated Event may be increased by an amount, if any, determined in accordance with Section 12.01(h) of the Indenture.

Subject to the provisions of the Indenture, the Company may elect to terminate the right of the holders to convert their Convertible Notes on or prior to the Maturity Date if the Closing Price of the Common Stock has exceeded 150% of the Conversion Price for at least 20 Trading Days out of the 30 consecutive Trading Days ending within five Trading Days prior to the delivery to the holders of the Automatic Conversion Notice.

If the Company elects to terminate the right to convert some or all of the Convertible Notes prior to the Maturity Date, the Company will be required to make the Interest Make-Whole in cash as provided in the Indenture.

The Company shall not issue fractional shares or scrip representing fractions of shares of Common Stock upon any such conversion, but shall make an adjustment therefor in cash based upon the current market price of the Common Stock on the last Trading Day prior to the date of conversion.

17.	REGISTRATION RIGHTS AGREEMENT. The holder of this Convertible Note is entitled to the benefits of a Registration Rights Agreement, dated December 20, 2006, among the Company and the initial purchasers that are parties thereto (the “Registration Rights Agreement”). Pursuant to the Registration Rights Agreement the Company has agreed for the benefit of the holders of the Convertible Notes and the Common Stock issued and issuable upon conversion of the Convertible Notes, that (i) it will, at its cost, within 30 days after the Issue Date, file a shelf registration statement (the “Shelf Registration Statement”) with the Securities and Exchange Commission (the “Commission”) with respect to resales of the Convertible Notes and the Common Stock issuable upon conversion thereof, (ii) the Company will use its reasonable best efforts to cause such Shelf Registration Statement to be declared effective by the Commission under the Securities Act within 90 days after the Issue Date and (iii) the Company will use its reasonable best efforts to keep such Shelf Registration Statement continuously effective under the Securities Act until the earliest of (a) the second anniversary of the Issue Date, (b) the date on which all the Convertible Notes and the Common Stock issuable upon conversion thereof may be sold to persons who are not “affiliates” (as defined in Rule 144) of the Company pursuant to paragraph (k) of Rule 144 (or any successor provision) promulgated by the Commission under the Securities Act and (c) the date as of which the Convertible Notes or the Common Stock issuable upon conversion thereof have been transferred pursuant to Rule 144 under the Securities Act (or any similar provision then in force) or sold pursuant to such Shelf Registration Statement.

If the Shelf Registration Statement (i) is not filed with the Commission on or prior to 30 days, or has not been declared effective by the Commission within 90 days, after the Issue Date or (ii) is filed and declared effective but shall thereafter cease to be effective (without being succeeded immediately by a replacement shelf registration statement filed and declared effective) or ceases to be usable (including, without limitation, as a result of a Suspension Period as defined below) for the offer and sale of Transfer Restricted Securities (as defined below) for a period of time (including any Suspension Period) which shall exceed 90 days in the aggregate in any 12-month period, 45 days in the aggregate in any fiscal quarter or 60 consecutive days in any 12-month period during the period the Company is required to keep the Shelf Registration Statement continuously effective (each such event referred to in clauses (i) and (ii) being referred to herein as a “Registration Default”), the Company will pay liquidated damages (“Liquidated Damages”) to each holder of Transfer Restricted Securities which has complied with its obligations under the Registration Rights Agreement. The amount of Liquidated Damages payable during any period in which a Registration Default shall have occurred and be continuing is that amount which is equal to one quarter of one percent (25.0 basis points) per annum per $1,000 principal amount of Securities constituting Transfer Restricted Securities for the first 90 days during which a Registration Default has occurred and is continuing and one half of one percent (50.0 basis points) per annum per $1,000 principal amount of Securities constituting Transfer Restricted Securities for any additional days during which such Registration Default has occurred and is continuing. The Company will pay all accrued Liquidated Damages by wire transfer of immediately available funds or by Federal funds check on each date specified in the Registration Rights Agreement, and Liquidated Damages will be calculated on the basis of a 360-day year consisting of twelve 30-day months. Following the cure of a Registration Default, Liquidated Damages will cease to accrue with respect to such Registration Default.

“Transfer Restricted Securities” means each Convertible Note and each share of Common Stock issued on conversion thereof until the date on which such Convertible Note or share, as the case may be, (i) has been transferred pursuant to the Shelf Registration Statement or another registration statement covering such Convertible Note or share which has been filed with the Commission pursuant to the Securities Act, in either case after such registration statement has become and while such registration statement is effective under the Securities Act, (ii) has been transferred pursuant to Rule 144 under the Securities Act (or any similar provision then in force), or (iii) may be sold or transferred pursuant to Rule 144(k) under the Securities Act (or any similar provision then in force).

Pursuant to the Registration Rights Agreement, the Company may suspend the use of the prospectus which is a part of the Shelf Registration Statement for a period (which we refer to as a “Suspension Period”) not to exceed 90 days in the aggregate in any 12-month period, 45 days in the aggregate in any fiscal quarter or 60 consecutive days in any 12-month period, during the period which the Company is required to keep the Shelf Registration Statement continuously effective under certain circumstances; provided, however, that the existence of a Suspension Period will not prevent the occurrence of a Registration Default or otherwise limit the obligation of the Company to pay Liquidated Damages.

The above description of certain provisions of the Registration Rights Agreement is qualified by reference to, and is subject in its entirety to, the more complete description thereof contained in the Registration Rights Agreement.

The Company will furnish to any holder upon written request and without charge a copy of the Indenture and the Registration Rights Agreement. Requests may be made to: Credence Systems Corporation, 1421 California Circle, Milpitas, California 95035, Attention: Secretary.

The internal laws of the State of New York shall govern the Convertible Notes, without regard to the conflict of laws provisions thereof.

18.	DESIGNATED SENIOR INDEBTEDNESS. This Convertible Note shall be “Designated Senior Indebtedness” for purposes of the indenture governing the Company’s 1.5% Convertible Subordinated Notes due 2008.

FORM OF CONVERSION NOTICE

To: CREDENCE SYSTEMS CORPORATION

The undersigned owner of the Convertible Note hereby irrevocably exercises the option to convert this Convertible Note, or portion hereof (which is $1,000 or an integral multiple thereof) below designated, into shares of Common Stock of Credence Systems Corporation in accordance with the terms of the Indenture referred to in this Convertible Note, and directs that the shares issuable and deliverable upon the conversion, together with any check in payment for fractional shares and Convertible Notes representing any unconverted principal amount hereof, be issued and delivered to the owner hereof unless a different name has been indicated below. If shares or any portion of this Convertible Note not converted are to be issued in the name of a person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto. Any amount required to be paid by the undersigned on account of interest, Liquidated Damages and taxes accompanies this Convertible Note.

Dated:

Fill in for registration of shares if to be delivered, and Convertible Notes if to be issued, other than to and in the name of the owner
(Please Print):	Signature

Principal amount to be converted (if less than all):
(Name)
$ ,000
(Street Address)	Social Security or other Taxpayer Identification Number
(City, State and Zip Code)

Signature Guarantee:

Signatures must be guaranteed by an eligible Guarantor Institution (banks, brokers, dealers, savings and loan associations and credit unions) with membership in an approved signature guarantee medallion program pursuant to Securities and Exchange Commission Rule 17Ad-15 if shares are to be issued, or Convertible Notes are to be delivered, other than to and in the name of the registered holder.

ASSIGNMENT FORM

To assign this Convertible Note, fill in the form below:

(I) or (we) assign and transfer this Convertible Note to

________________________________________________________________________________________________________

(Insert assignee’s social security or tax I.D. no.)

________________________________________________________________________________________________________

________________________________________________________________________________________________________

________________________________________________________________________________________________________

(Print or type assignee’s name, address and zip code)

and irrevocably appoint                                          agent to transfer this Convertible Note on the books of the Company. The agent may substitute another to act for him.

Your Signature:
(Sign exactly as your name appears on the other side of this Convertible Note)

    Date:

Medallion Signature Guarantee:

[FOR INCLUSION ONLY IF THIS CONVERTIBLE NOTE BEARS A RESTRICTED SECURITIES LEGEND] In connection with any transfer of any of the Convertible Notes evidenced by this certificate which are “restricted securities” (as defined in Rule 144 (or any successor thereto) under the Securities Act), the undersigned confirms that such Convertible Notes are being transferred:

CHECK ONE BOX BELOW

(1)	☐ to the Company; or

(2)	☐ pursuant to and in compliance with Rule 144A under the Securities Act of 1933; or

(3)	☐ pursuant to and in compliance with Regulation S under the Securities Act of 1933; or

(4)	☐ pursuant to an exemption from registration under the Securities Act of 1933 provided by Rule 144 thereunder.

Unless one of the boxes is checked, the Registrar will refuse to register any of the Convertible Notes evidenced by this certificate in the name of any person other than the registered holder thereof; provided, however, that if box (3) or (4) is checked, the Trustee may require, prior to registering any such transfer of the Convertible Notes, such certifications and other information, and if box (4) is checked such legal opinions, as the Company has reasonably requested in writing, by delivery to the Trustee of a standing letter of instruction, to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act of 1933.

Your Signature:
(Sign exactly as your name appears on the other side of this Convertible Note)

Date:

Medallion Signature Guarantee:

OPTION OF HOLDER TO ELECT REPURCHASE

If you wish to have this Convertible Note repurchased by the Company pursuant to Section 4.06 of the Indenture, check the Box: ☐

If you wish to have a portion of this Convertible Note purchased by the Company pursuant to Section 4.06 of the Indenture, state the amount (in multiples of $1,000): $            .

Date:	Your Signature:

(Sign exactly as your name appears on the other side of this Convertible Note)

Medallion Signature Guarantee:

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